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                                                                    Exhibit 23.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made of a part of this registration statement on Form S-4 (expected to be filed by PLATINUM technology International, inc. on February 2, 1999).


                                        /S/ Arthur Andersen LLP

Denver, Colorado
February 2, 1999